UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2010

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Jarett Fenton’s employment as the Chief Financial Officer, Treasurer and Secretary of the registrant will cease effective as of the end of the business day on Friday, December 31, 2010 ("Separation Date"). Mr. Fenton and the registrant have entered into a Separation Agreement and General Release effective as of December 10, 2010. The Separation Agreement was entered into pursuant to the terms of a Severance Agreement dated February 23, 2009 (the "Severance Agreement"), by and between registrant and Mr. Fenton. The Severance Agreement provides that so long as Mr. Fenton enters into a registrant prepared separation agreement, Mr. Fenton would be paid severance pay from the date of separation for a period of twelve (12) months after the date of separation (the "Severance Period") in an amount equal to Mr. Fenton’s salary at the rate in effect immediately prior to the date of separation, which severance pay shall be payable during the Severance Period in accordance with registrant’s customary payroll practices. The Severance Agreement also provides that registrant will pay Mr. Fenton’s COBRA premiums for three (3) months following the date of separation from employment with registrant if Mr. Fenton timely elects COBRA coverage. In exchange for a waiver of payment of such COBRA payments, Mr. Fenton and the Company have agreed that Mr. Fenton will have continued participation in the Company’s health plan for the Severance Period, after which Mr. Fenton will become eligible for COBRA coverage. Mr. Fenton will also remain eligible for the two performance-based cash bonus arrangements disclosed in registrant’s March 22, 2010 Form 8-K in accordance with the provisions disclosed therein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Jarett Fenton’s employment as the Chief Financial Officer, Treasurer and Secretary of the registrant will cease effective as of the end of the business day on December 31, 2010.

(c) Effective January 1, 2011, John J. Micek, a director of the registrant, will become the Chief Financial Officer, Treasurer and Secretary of the registrant to fill the vacancy left by Mr. Fenton. Mr. Micek, age 58, was re-appointed to the Board of Directors in 2007. He previously served on the Board between April 1999 and July 2005. From 2000 to 2010, Mr. Micek was Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since April 2010, Mr. Micek has been Managing Partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding University and corporate lab spinouts in areas including cleantech and pharma. He also is admitted to practice law in California and his prior practice focused on financial services. Currently, Mr. Micek actively serves on the Board of Directors of Armanino Foods of Distinction, Innovaro Corporation and JAL/Universal Assurors. During the past five years, he previously served on the Board of Directors of Benda Pharmaceutical, Wherify Wireless, and ExchangeBlvd.com. Mr. Micek is a cum laude graduate of Santa Clara University, and the University of San Francisco School of Law, where he was Senior Articles Editor of the Law Review.

As Chief Financial Officer, Treasurer and Secretary of the registrant, Mr. Micek will be paid a base salary of $115,000 per annum and will be eligible for the compensatory arrangements described below in this Item 5.02.

Effective December 7, 2010 and for the fiscal year ending December 31, 2011, the Board of Directors approved a cash bonus arrangement for Messrs. Staran, Mullins and Micek comprised of three separate components which are performance-based, and a bonus arrangement providing for certain payments to Messrs. Staran, Mullins and Micek in the event of an extraordinary transaction the result of which is a change in control of registrant.

If certain performance based goals related to gross margin percentages are met, the bonus for Mr. Staran would range from a low of $8,000 to a high of $50,000; the bonus for Mr. Mullins would range from a low of $5,000 to a high of $30,000; and the bonus for Mr. Micek would range from a low of $3,000 to a high of $20,000. If certain performance based goals related to gross margin dollars are met, the bonus for Mr. Staran would range from a low of $12,000 to a high of $70,000; the bonus for Mr. Mullins would range from a low of $7,000 to a high of $50,000; and the bonus for Mr. Micek would range from a low of $5,000 to a high of $30,000. An additional performance bonus based on the achievement of certain operating cash flow goals will also be payable to each of Messrs. Staran, Mullins and Micek if such operating cash flow goals are met: ranging from a low of $10,000 to a high of $60,000 for Mr. Staran; ranging from a low of $6,000 to a high of $40,000 for Mr. Mullins; and ranging from a low of $4,000 to a high of $25,000 for Mr. Micek. A discretionary bonus may also be determined by the Compensation Committee in its sole discretion and, as such bonus (if any) is discretionary, the amount thereof, if any, is not determinable at this time.

In the event of certain change of control transactions and provided certain criteria are satisfied, Messrs. Staran, Mullins and Micek would also be entitled to a bonus based on the amount and type of consideration received in that transaction by registrant’s shareholders and, at the election of registrant’s Board, such bonus would be payable all in cash or in the same ratio of cash and stock as may be payable to the shareholders of registrant in that transaction. The amount of the bonuses that would be paid to Messrs. Staran, Mullin and Micek, individually, would be aggregated with any other change of control payments that they are then eligible to receive under other arrangements and the total amount of the aggregated change of control payments would be capped as determined by the Board to avoid excise taxes and to permit their deductibility, but in no event in excess of $795,000 for Mr. Staran, $600,000 for Mr. Mullins and $345,000 for Mr. Micek. Because of the variables associated with this arrangement and other factors related thereto, registrant cannot predict if any such bonus amount will become payable or, if so, the amount thereof.

Item 9.01 Financial Statements and Exhibits.

On December 10, 2010, the registrant issued a press release regarding the foregoing matters. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

December 10, 2010	By:	/s/ Michael Staran

Name: Michael Staran
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	2010 Annual Shareholders' Meeting and Appointment of New Officer